Exhibit 10.42

FIRST AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) to allow eligible individuals to elect to defer the receipt and taxation of a portion of their compensation; and

WHEREAS, the Company previously maintained a form of incentive bonus known as a "Roll-up Performance Bonus," which bonus, in part, was eligible to be deferred under the Plan by eligible executives.  The Roll-up Performance Bonus has been replaced by a new "Annual Bonus," which is also eligible to be deferred in part under the Plan.  It is the desire of the Company that the Plan reflect the change of the type of bonus awarded by the Company; and

WHEREAS, it is the further desire of the Company to clarify:

•	That a delay in payment to a “specified employee” is required only if the payment is made by reason of a separation from service; and

•	The Company’s right in regard to ensuring the fulfillment of its tax withholding obligations with respect to a distribution from the Plan; and

WHEREAS, the Company further desires to amend the Plan to provide for the treatment of new types of grants of Deferred Stock Units to be deferred under the Plan.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended in the manner as prescribed below, effective for the Plan Year beginning on January 1, 2009, or as of such other indicated date.

A.  Provisions Reflecting Change in Bonus

1. Article 2 of the Plan is hereby amended by the modification and addition of the definitions set forth below.

Section 2.18                                Eligible Compensation.

(a)
The “Eligible Compensation” of any Eligible Executive for any period means the Base Salary and Bonus Compensation, if any, otherwise payable to the Eligible Executive for services performed or performances achieved during such period.

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(b)	The “Eligible Compensation” of a Director for any period means the Retainer, or portion thereof, payable to the Director for services performed during such period.

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Section 2.32                                Annual Bonus.  “Annual Bonus” means the bonus awarded to an Eligible Executive for a calendar year performance period under an incentive plan maintained by an Employer.

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Section 2.38                                Bonus Compensation.  "Bonus Compensation" for any Eligible Executive for any period means any Quarterly Bonus or Annual Bonus awarded to such Eligible Executive for services rendered or performance achieved for such period.

2. Article 3 of the Plan is hereby amended by the modification of the provisions set forth below.

Section 3.3                      Deferral Election Agreement.

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(b)
For each Plan Year, each Eligible Executive for that Plan Year will be permitted to submit a separate Deferral Election Agreement with respect to the Base Salary and Bonus Compensation (if any) otherwise payable to the Eligible Executive for services performed or performance achieved during the Plan Year.  The submission of the Deferral Election Agreement must be made in writing or otherwise in accordance with such policies and procedures established by the Plan Administration Committee and communicated to Eligible Individuals, which procedures may permit or require elections to be made by electronic media.  Eligible Individuals who submit a Deferral Election Agreement will be provided written or electronic confirmation of the terms of each Deferral Election Agreement.

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Section 3.4                      Deferred Amount.

(a)
The Deferral Election Agreement of a Participant for a Board Service Period or Plan Year, as applicable, will designate the amount of each form of the Eligible Compensation for the period that the Participant elects to have deferred under the Plan (the “Deferred Amount”).

(i)	A Director may elect to defer up to 100% of his or her Retainer for a Board Service Period.

(ii)	For each Plan Year, an Eligible Executive will make a separate deferral election for the Eligible Executive’s Base Salary and Bonus Compensation for the Plan Year; provided, however, that the Plan

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Administration Committee in its discretion may permit separate elections to be made with respect to an Eligible Executive’s Quarterly Bonuses and Annual Bonus, respectively. The maximum or minimum amount of deferral that may be elected by an Eligible Individual for a Plan Year with respect to each form of Eligible Compensation will be established by the Plan Administration Committee.  The maximum or minimum amount may differ as to Eligible Individuals or classes of Eligible Individuals.

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Section 3.7                      Deferral Election Deadline.

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(b)
A Deferral Election pertaining to Base Salary or Bonus Compensation that may otherwise become payable to an Eligible Executive for services performed or performance achieved during a Plan Year, including in regard to the Annual Bonus or the fourth quarter Quarterly Bonus for a Plan Year that will be paid after the end of that Plan Year, must be submitted on or before December 31 of the Plan Year immediately preceding the Plan Year for which it is effective (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee.

(c)
Notwithstanding subsection (b) above, the Plan Administration Committee in its discretion may permit an Eligible Executive to submit the Deferral Election for the Annual Bonus pertaining to any Plan Year on or before June 30 falling within the applicable Plan Year (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee, subject to the following conditions:

(i)
The Annual Bonus for the Plan Year must be payable by reason of the Eligible Executive’s satisfaction of organizational or individual performance criteria that is measured on the basis of a calendar year performance period or such other performance period of not less than 12 months;

(ii)
The Eligible Executive must have performed services for the Employer continuously during the period beginning on the later of the beginning of the performance period or the date the applicable performance criteria are established, and ending on the date the election is made; and

(iii)	The election must be made before the amount of the Annual Bonus becomes readily ascertainable.

Section 3.8                      Election for First Year of Eligibility.  Notwithstanding Section 3.7 above, the provisions of this Section 3.8 will apply with respect to an individual

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who becomes an Eligible Executive or a Director, and who thereupon becomes eligible to participate in the Plan, after the first day of a Plan Year.

(a)	The timing of the Eligible Individual’s initial Deferral Election will be governed by the rules prescribed below.

(i)
The initial Deferral Election must be made within 30 days after the date the individual becomes an Eligible Individual.  Except as provided in paragraph (ii) below, the Eligible Individual’s initial Deferral Election, or the decision to not make an initial Deferral Election, will become irrevocable as of the expiration of such 30-day election period.

(ii)
Notwithstanding paragraph (i) above, an initial Deferral Election by an Eligible Individual that is affirmatively made and submitted under the Plan as of the last day immediately preceding the date for which the Deferral Election will first apply, and before the expiration of the otherwise applicable 30-day election period, will become irrevocable as of such last day.

(iii)
In no event may the deadline for making an initial Deferral Election under this Plan with respect to any Eligible Individual for any Plan Year be subsequent to the deadline imposed on that Eligible Individual for making a Deferral Election for such Plan Year under any other Aggregated Plan.

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(c)	The compensation to which such initial Deferral Election will apply will be determined in accordance with the rules set forth below.

(i)
The Eligible Individual’s initial Deferral Election will apply only to the Eligible Compensation otherwise payable for services performed by the Eligible Individual subsequent to the date the Deferral Election has become irrevocable pursuant to subsection (a) above.

(ii)
For purposes of paragraph (i) above, as with respect to a Deferral Election by an Eligible Executive pertaining to Bonus Compensation (i.e., the Quarterly Bonuses and Annual Bonus), if the initial Deferral Election is made after the beginning of the applicable bonus performance period, the Deferral Election will apply to the total amount of the applicable Bonus Compensation for the applicable performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period after the election has become irrevocable, and the denominator of which is the total number of days in the performance period.

(iii)
The formula prescribed in paragraph (ii) above will also apply in regard to a Deferral Election pertaining to the deferral of the Eligible Executive’s Base Salary, or to a Director’s Retainer, unless the

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amount of the individual’s Eligible Compensation for the portion of a period prior to the date of the irrevocability of the Deferral Election (i.e., the amount of the Eligible Compensation that is not eligible to be deferred under the Plan) can be readily ascertained.

B.  Plan Clarification Provisions

1.           Subsection 5.6(a) of the Plan is amended to read as prescribed below.

Section 5.6                      Restriction on Distributions to Specified Employees.

(a)
Notwithstanding the provisions of Section 5.5 above, if a Participant becomes entitled to a distribution from the Plan by reason of Retirement or other Separation from Service, and if the Participant is a Specified Employee as of the date of such Retirement or other Separation from Service, then the amounts held in the Participant’s Deferral Accounts will become payable as of the first day of the seventh month following the date of the Participant’s Retirement or other Separation from Service (or, if earlier, as of the date of the Participant’s death).

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2.           Subsection 5.12 of the Plan is amended to read as prescribed below.

Section 5.12                                Withholding of Taxes.  Notwithstanding any other provision of this Plan, an Employer has the right to withhold from payments made hereunder, or to require a Participant to remit to the Employer, any amount required for the Employer to satisfy all federal, state or local tax withholding obligations pertaining to the Participant.

C.           Treatment of New Types of Deferred Stock Unit Grants

The Plan is amended, effective as of May 26, 2009, by the addition of a new Article XI set forth below.

ARTICLE XI

TYPE 1 AND TYPE 2 DSU SHARES

Section 11.1                                Overview.  For each Board Service Period, the Company may grant to each Director one or both of two categories of Deferred Stock Units (“DSUs”).  For purposes of this Article XI, these categories of DSUs are referred to as “Type 1 DSUs” and “Type 2 DSUs,” respectively.  Except as may be required under the terms of a written agreement, the Company is not obligated to award Type 1 or Type 2 DSUs for any Board Service Period, and the number of DSUs awarded may increase or decrease for subsequent Board Service Periods.  The Type 1 and Type 2 DSUs will be held under

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the Plan, and will be subject to the terms and provisions of the Plan except as otherwise specifically provided in this Article XI.

Section 11.2                                Non-Elective Deferrals. Each Type 1 and Type 2 DSU grant that is awarded to a Director will be automatically deferred under the Plan on a non-elective basis, and will be credited to the Director’s DSU Account.

Section 11.3                                Vesting.

(a)	A Director will at all times be vested in the balance of each of his or her DSU Accounts attributable to grants of Type 1 DSUs.

(b)
With respect to the Type 2 DSUs that are granted to a Director for any Board Service Period, unless a Director’s service as a member of the Board ends prior to the one-year anniversary of the commencement of such Board Service Period, then the Type 2 DSUs so granted will become vested on the one-year anniversary date.

If Director’s service as a member of the Board ends prior to the one-year anniversary of the commencement of the Board Service Period, then the Type 2 DSU Shares granted to the Director for such Board Service Period will vest on the cessation of service date on a pro-rata basis.  The pro-rata vesting will be based on a fraction:  the numerator of which is the number of full or partial months of the Director’s service on the Board prior to the cessation of such service (measured from the date of commencement of the Board Service Period), and the denominator of which is twelve.

(c)
Notwithstanding subsection (b) above, a Director whose service as a member of the Board ends due to death or having become Disabled, or upon a Qualified Change in Control Event, will become fully vested upon such cessation of service.

Section 11.4                                Timing and Form of Distributions.  Distributions of amounts from a Director’s DSU Account attributable to grants of Type 1 and Type 2 DSUs will be made as prescribed in this Section 11.4, unless the provisions of Article V provide for an earlier distribution date (such as in the event of the death or Disability of the Director).

(a)	The value of a Director’s DSU Accounts pertaining to grants of Type 1 DSUs will be distributed upon a Director’s Retirement.

(b)
The value of a Director’s DSU Accounts pertaining to a grant of Type 2 DSUs for a Board Service Period will be distributed as of the three-year anniversary of the commencement of such Board Service Period.

(c)	Notwithstanding subject (b) above, a Director may elect to extend the distribution date of the Type 2 DSUs as prescribed in Section 5.8 of the Plan.

All such distributions will be made in the form of a lump sum payment.

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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on August _____, 2009, the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:

Title:

Dated: , 2009

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